Exhibit 99.1

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100 www.cohu.com

Cohu Reports Third Quarter 2019 Results

●	Key RF tester design-win at leading U.S. mobile customer

●	5G demand driving increase in RF test cell utilization

●	Third quarter GAAP gross margin of 41.1%; non-GAAP gross margin of 42.3%

POWAY, Calif., November 3, 2019 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, today reported fiscal 2019 third quarter net sales of $143.5 million and GAAP loss of $10.5 million or $0.25 per share. Net sales for the first nine months of 2019 were $441.3 million and GAAP loss was $52.7 million or $1.28 per share. (1)

Cohu also reported non-GAAP results, with third quarter 2019 income of $4.9 million or $0.12 per share and income of $4.3 million or $0.10 per share for the first nine months of 2019. (1)

GAAP Results (1)
(in millions, except per share amounts)	Q3 FY 2019	Q2 FY 2019	Q3 FY 2018	9 Months 2019	9 Months 2018

Net sales	$143.5	$150.0	$86.2	$441.3	$281.1
Income (loss)	$(10.5)	$(19.4)	$4.8	$(52.7)	$24.6
Income (loss) per share	$(0.25)	$(0.47)	$0.16	$(1.28)	$0.83

Non-GAAP Results (1)
(in millions, except per share amounts)	Q3 FY 2019	Q2 FY 2019	Q3 FY 2018	9 Months 2019	9 Months 2018

Income	$4.9	$0.8	$9.0	$4.3	$38.3
Income per share	$0.12	$0.02	$0.30	$0.10	$1.29

(1)	All amounts presented are from continuing operations. FY 2019 results include Xcerra Corporation acquired on October 1, 2018.

Total cash and investments at the end of third quarter 2019 were $145.7 million.

“Cohu delivered stronger than expected non-GAAP profitability on sales of $143.5 million, despite continued softness in the automotive and industrial segments, which are historically our largest served markets. We also captured a key design-win at a leading U.S. mobile customer, broadening our leadership in RF test,” said Cohu President and CEO Luis Müller. “Lower analog IC demand is expected to remain a near-term headwind to handler sales, while automotive ADAS is forecasted to strengthen. After two quarters of market disruption primarily caused by U.S.-China trade disputes, we anticipate an increase in sales for mobile 5G RF device test in 2020 driven by customers in China and the U.S.”

Cohu expects fourth quarter 2019 sales to be between $134 million and $144 million. Cohu's Board of Directors approved a quarterly cash dividend of $0.06 per share payable on January 2, 2020 to shareholders of record on November 15, 2019.

Conference Call Information:

The company will host a live conference call and webcast with slides to discuss third quarter 2019 results at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time on November 4, 2019. Interested investors and analysts are invited to dial into the conference call by using 1-866-434-5330 (domestic) or +1-213-660-0873 (international) and entering the pass code 6992639. Webcast access will be available on the Investor Information section of the company’s website at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors and printed circuit boards. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense and adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of acquired intangible assets including favorable/unfavorable lease adjustments, restructuring costs, manufacturing and sales transition and severance costs, acquisition-related costs and associated professional fees, fair value adjustment to contingent consideration, depreciation of purchase accounting adjustments to property, plant and equipment and purchase accounting inventory step-up included in cost of sales. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to forward looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

Use of non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding integration and cost synergy savings, timing and targets; additional cost savings and expense reductions; new products and solutions; 5G and automotive growth, demand and opportunities; anticipated increase in sales for mobile 5G RF device test in 2020 driven by customers in China and the U.S.; forecasted strength in automotive ADAS segment; any future sales from key RF test design-win at leading U.S. mobile customer; leadership in RF test; RF tester market size and market growth; other incremental sales opportunities; growth through selling complete solutions; semiconductor and semi-test market conditions in 2019 and expectations for 2020; business model for FY’20 and mid-term model; the company’s fourth quarter 2019 sales forecast, guidance, non-GAAP operating expenses, gross margin, adjusted EBITDA and effective tax rate, and cash and shares outstanding; minimum cash required to operate business; and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks associated with acquisitions; inventory, goodwill and other asset write-downs; our ability to convert new products into production on a timely basis and to support product development and meet customer delivery and acceptance requirements for new products; our reliance on third-party contract manufacturers and suppliers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; revenue recognition impacts due to ASC 606; market demand and adoption of our new products; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor equipment industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; impacts from the Tax Cuts and Jobs Act of 2017 and ongoing tax examinations; geopolitical issues, trade wars and Huawei export restrictions; ERP system implementation issues; the seasonal, volatile and unpredictable nature of capital expenditures by semiconductor manufacturers and the late 2018 and 2019 significantly weakened demand in this market; ongoing weakness in Greater China market; rapid technological change; and significant risks associated with the Xcerra acquisition including but not limited to (i) the ability of Cohu and Xcerra to integrate their businesses successfully and to achieve anticipated synergies and cost savings, (ii) the possibility that other anticipated benefits of the acquisition will not be realized, (iii) litigation relating to the acquisition that still could be instituted against Cohu and/or Xcerra, (iv) the possibility that restructuring charges will significantly exceed estimates, (v) the ability of Cohu or Xcerra to retain, attract and hire key personnel, (vi) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the acquisition, (vii) potential disruptions, expenses and lost revenue associated with the transition to direct sales in China and Taiwan; (viii) the discovery of liabilities, product return issues or deficiencies associated with Xcerra that were not identified in advance, (ix) potential failures to maintain adequate internal controls over financial reporting given the significant increase in size, number of employees, global operations and complexity of Cohu’s business, (x) mandatory ongoing impairment evaluation of goodwill and other intangibles whereby Cohu could be required to write off some or all of this goodwill and other intangibles, (xi) the adverse impact to Cohu’s operating results and potential inability to pay cash dividends due to interest expense on the financing debt, rising interest rates, and any restrictions on operations related to such debt, and (xii) continued availability of capital and financing and rating agency downgrade actions, and limited market access given our high debt levels. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)
	Three Months Ended (1)		Nine Months Ended (1)
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018

Net sales	$143,498	$86,164	$441,318	$281,131
Cost and expenses:
Cost of sales (excludes amortization shown below) (2)	84,565	51,142	265,564	163,742
Research and development	20,483	11,088	65,324	33,914
Selling, general and administrative (3)	33,690	15,899	108,404	50,988
Amortization of purchased intangible assets	9,969	1,024	29,975	3,117
Restructuring charges	814	-	10,720	-
	149,521	79,153	479,987	251,761
Income (loss) from operations	(6,023)	7,011	(38,669)	29,370
Other (expense) income:
Interest expense	(5,000)	(11)	(15,789)	(33)
Interest income	190	337	603	913
Foreign transaction gain (loss)	1,630	(232)	1,302	1,220
Income (loss) from continuing operations before taxes	(9,203)	7,105	(52,553)	31,470
Income tax provision	1,277	2,302	161	6,897
Income (loss) from continuing operations	(10,480)	4,803	(52,714)	24,573
Discontinued operations: (4)
Income from discontinued operations before taxes	173	-	400	-
Income tax provision	19	-	58	-
Income from discontinued operations	154	-	342	-
Net income (loss)	(10,326)	$4,803	$(52,372)	$24,573
Net income attributable to noncontrolling interest	142	-	62	-
Net income (loss) attributable to Cohu	$(10,468)	$4,803	$(52,434)	$24,573

Income (loss) per share:
Basic:
Income (loss) from continuing operations before noncontrolling interest	$(0.25)	$0.17	$(1.28)	$0.85
Income from discontinued operations	0.00	-	0.00	-
Net income attributable to noncontrolling interest	0.00	-	0.00	-
Net income (loss) attributable to Cohu	$(0.25)	$0.17	$(1.28)	$0.85

Diluted:
Income (loss) from continuing operations before noncontrolling interest	$(0.25)	$0.16	$(1.28)	$0.83
Income from discontinued operations	0.00	-	0.00	-
Net income attributable to noncontrolling interest	0.00	-	0.00	-
Net income (loss) attributable to Cohu	$(0.25)	$0.16	$(1.28)	$0.83

Weighted average shares used in computing income (loss) per share: (5)
Basic	41,229	28,948	41,075	28,814
Diluted	41,229	29,770	41,075	29,650

(1)

The three- and nine-month periods ended September 28, 2019 and September 29, 2018 were both comprised of 13 weeks and 39 weeks, respectively. The Company’s results for the three- and nine-month periods ended September 28, 2019, include the results of Xcerra which was acquired on October 1, 2018.

(2)

In conjunction with the acquisition of Xcerra the Company assessed the need to realign its historical financial statement presentation and certain statement of operations classifications were reclassified to conform to current period presentation. The changes made were as follows:

●

Amortization of intangibles previously were presented in cost of sales and SG&A. These amounts are now presented as a separate line item “Amortization of purchased intangible assets” within operating expenses. Amounts associated with purchased intangible assets that previously would have been included in cost of sales are $7.6 million and $22.9 million for the three- and nine-month periods ended September 28, 2019, respectively. Amounts previously presented in cost of sales that have been reclassified to conform with the Company’s revised presentation for the three- and nine-month periods ended September 29, 2018 are $0.6 million and $2.0 million, respectively.

●

Historically, gains and losses associated with foreign currency translation and remeasurement were included within SG&A which resulted in fluctuations in expenses as foreign exchange rates change. These amounts will now be presented within foreign transaction gain (loss) and other as it will provide investors more insight into the Company’s operating expenses.

(3)

SG&A expense for the nine-month period ended September 28, 2019 includes Xcerra transaction costs totaling $0.4 million. No acquisition costs were incurred during the three-month period ended September 28, 2019. For the three- and nine-month periods ended September 29, 2018 Xcerra transaction costs were $1.0 million and $5.2 million, respectively.

(4)

On October 1, 2018, the Company made the decision to sell the fixtures business acquired from Xcerra, and, as a result, the operating results of the fixtures business have been presented as discontinued operations.

(5)

For the three- and nine-month periods ended September 28, 2019, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect. The Company has utilized the "control number" concept in the computation of diluted earnings per share to determine whether a potential common stock instrument is dilutive. The control number used is income from continuing operations. The control number concept requires that the same number of potentially dilutive securities applied in computing diluted earnings per share from continuing operations be applied to all other categories of income or loss, regardless of their anti-dilutive effect on such categories.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	September 28,	December 29,
	2019	2018
Assets:
Current assets:
Cash and investments	$145,667	$165,020
Accounts receivable	126,474	149,276
Inventories	133,923	139,314
Other current assets	21,798	27,888
Current assets of discontinued operations	3,733	3,741
Total current assets	431,595	485,239
Property, plant & equipment, net	70,439	74,332
Goodwill	235,903	242,127
Intangible assets, net	282,488	318,961
Operating lease right of use assets (1)	34,096	-
Other assets	16,958	13,264
Noncurrent assets of discontinued operations	130	79
Total assets	$1,071,609	$1,134,002

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$3,241	$3,115
Current installments of long-term debt	3,141	3,672
Deferred profit	7,952	6,896
Other current liabilities	124,451	146,388
Current liabilities of discontinued operations	564	518
Total current liabilities	139,349	160,589
Long-term debt	344,920	346,041
Non-current operating lease liabilities (1)	29,396	-
Other noncurrent liabilities	66,513	81,428
Noncurrent liabilities of discontinued operations	34	-
Cohu stockholders’ equity	491,753	546,243
Noncontrolling Interest	(356)	(299)
Total liabilities & stockholders’ equity	$1,071,609	$1,134,002

(1)

Cohu adopted ASU 2016-02, Leases (Topic 842), as of December 30, 2018. Upon adoption, we recorded operating lease assets and operating lease liabilities based on the present value of future lease obligations. We applied the practical expedient available in this guidance, which does not require the restatement of prior year balances.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended
	September 28,	June 29,	September 29,
	2019 (1)	2019 (1)	2018
Income (loss) from operations - GAAP basis (a)	$(6,023)	$(14,662)	$7,011
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	212	208	125
Research and development (R&D)	820	776	354
Selling, general and administrative (SG&A)	2,474	2,678	1,401
	3,506	3,662	1,880
Amortization of purchased intangible assets (c)	9,969	9,987	1,024
Restructuring charges related to inventory adjustments in COS (d)	1,114	(1,259)	-
Restructuring charges included in operating expenses (d):
Research and development	-	-	273
Selling, general and administrative	-	-	107
Restructuring charges	814	8,545	-
	814	8,545	380

Manufacturing and sales transition costs included in (e):
COS	416	560	-
SG&A	152	588	23
	568	1,148	23
Adjustment to contingent consideration included in SG&A (f)	-	-	227
Acquisition costs included in SG&A (g)	-	180	1,034
PP&E step-up included in SG&A (h)	1,257	1,257	-
Income from operations - non-GAAP basis (i)	$11,205	$8,858	$11,579

Income (loss) from continuing operations - GAAP basis	$(10,480)	$(19,383)	$4,803
Non-GAAP adjustments (as scheduled above)	17,228	23,520	4,568
Tax effect of non-GAAP adjustments (j)	(1,836)	(3,348)	(373)
Income from continuing operations - non-GAAP basis	$4,912	$789	$8,998

GAAP income (loss) from continuing operations per share - diluted	$(0.25)	$(0.47)	$0.16

Non-GAAP income from continuing operations per share - diluted (k)	$0.12	$0.02	$0.30

(1) Includes operating results from Xcerra acquired on October 1, 2018

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs, fair value adjustment to contingent consideration, adjustments for inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(4.2)%, (9.8)% and 8.1% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Kita.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions
(h)	To eliminate the accelerated depreciation from the property, plant & equipment step-up related to the acquisition of Xcerra.
(i)	7.8%, 5.9% and 13.4% of net sales, respectively.
(j)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(k)

The three months ended September 28, 2019 and June 29, 2019 were computed using 41,587 and 41,534 shares outstanding respectively, as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods presented were computed using number of GAAP diluted shares outstanding for each period.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Nine Months Ended
	September 28,	September 29,
	2019 (1)	2018
Income (loss) from operations - GAAP basis (a)	$(38,669)	$29,370
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	545	408
Research and development (R&D)	2,234	1,098
Selling, general and administrative (SG&A)	8,082	3,991
	10,861	5,497
Amortization of purchased intangible assets (c)	29,975	3,117

Restructuring charges related to inventory adjustments in COS (d)	321	-
Restructuring charges included in operating expenses (d):
Research and development	-	273
Selling, general and administrative	-	107
Restructuring charges	10,720	-
	10,720	380

Manufacturing and sales transition costs included in (e):
COS	1,211	-
SG&A	1,266	110
	2,477	110
Adjustment to contingent consideration included in SG&A (f)	-	657
Acquisition costs included in SG&A (g)	404	5,178
Inventory step-up included in COS (h)	6,038	-
PP&E step-up included in SG&A (i)	3,771	-
Income from operations - non-GAAP basis (j)	$25,898	$44,309

Income (loss) from continuing operations - GAAP basis	$(52,714)	$24,573
Non-GAAP adjustments (as scheduled above)	64,567	14,939
Tax effect of non-GAAP adjustments (k)	(7,542)	(1,179)
Income from continuing operations - non-GAAP basis	$4,311	$38,333

GAAP income (loss) per share from continuing operations - diluted	$(1.28)	$0.83

Non-GAAP income per share - diluted (l)	$0.10	$1.29

(1) Includes operating results from Xcerra acquired on October 1, 2018

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company's operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. Manufacturing and sales transition costs relate principally to expenses incurred as a result of moving certain manufacturing activities to Asia and incremental costs incurred related to the buildup of a direct sales force for certain equipment sales in Asia. Employee severance are costs incurred in conjunction with the termination of certain employees to streamline our operations and reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Acquisition costs, fair value adjustment to contingent consideration, adjustments for inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(8.8)% and 10.4% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of Xcerra.
(e)	To eliminate manufacturing and sales transition and severance costs.
(f)	To eliminate fair value adjustment to contingent consideration related to the acquisition of Kita.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisitions.
(h)	To eliminate the inventory step-up costs incurred related to acquisitions.
(i)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of Xcerra.
(j)	5.9% and 15.8% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)

The nine months ended September 28, 2019 were computed using 41,527 shares outstanding as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. The nine months ended September 29, 2018 was computed using the number of GAAP diluted shares outstanding for the period.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)
	Three Months Ended
	September 28,	June 29,	September 29,
	2019 (1)	2019 (1)	2018

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (2)	$58,933	$62,406	$35,022
Non-GAAP adjustments to cost of sales (as scheduled above)	1,742	(491)	125
Gross profit - Non-GAAP basis	$60,675	$61,915	$35,147

As a percentage of net sales:
GAAP gross profit	41.1%	41.6%	40.6%
Non-GAAP gross profit	42.3%	41.3%	40.8%

Adjusted EBITDA Reconciliation
Net income (loss) attributable to Cohu - GAAP Basis	$(10,468)	$(19,323)	$4,803
Income from discontinued operations	(154)	(24)	-
Income tax provision	1,277	(916)	2,302
Interest expense	5,000	5,282	11
Interest income	(190)	(191)	(337)
Amortization	9,969	9,987	1,024
Depreciation	5,231	5,102	1,378
Other non-GAAP adjustments (as scheduled above)	5,456	11,866	3,544
Adjusted EBITDA	$16,121	$11,783	$12,725

As a percentage of net sales:
Net income (loss) attributable to Cohu - GAAP Basis	(7.3)%	(12.9)%	5.6%
Adjusted EBITDA	11.2%	7.9%	14.8%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$64,956	$77,068	$28,011
Non-GAAP adjustments to operating expenses (as scheduled above)	(15,486)	(24,011)	(4,443)
Operating Expenses - Non-GAAP basis	$49,470	$53,057	$23,568

(1)	Includes operating results from Xcerra acquired on October 1, 2018
(2)	Excludes amortization of $7,597 for the three months ending September 28, 2019, $7,625 for the three months ending June 29, 2019 and $644 for the three months ended September 29, 2018.

	Nine Months Ended
	September 28,	September 29,
	2019 (1)	2018
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (2)	$175,754	$117,389
Non-GAAP adjustments to cost of sales (as scheduled above)	8,115	408
Gross profit - Non-GAAP basis	$183,869	$117,797

As a percentage of net sales:
GAAP gross profit	39.8%	41.8%
Non-GAAP gross profit	41.7%	41.9%

Adjusted EBITDA Reconciliation
Net income (loss) attributable to Cohu - GAAP Basis	$(52,434)	$24,573
Income from discontinued operations	(342)	-
Income tax provision	161	6,897
Interest expense	15,789	33
Interest income	(603)	(913)
Amortization	29,975	3,117
Depreciation	15,353	4,159
Other non-GAAP adjustments (as scheduled above)	29,728	11,822
Adjusted EBITDA	$37,627	$49,688

As a percentage of net sales:
Net income (loss) attributable to Cohu - GAAP Basis	(11.9)%	8.7%
Adjusted EBITDA	8.5%	17.7%

Operating Expense Reconciliation
Operating Expense - GAAP basis	$214,423	$88,019
Non-GAAP adjustments to operating expenses (as scheduled above)	(56,452)	(14,531)
Operating Expenses - Non-GAAP basis	$157,971	$73,488

(1)	Includes operating results from Xcerra acquired on October 1, 2018
(2)	Excludes amortization of $22,863 for the nine months ending September 28, 2019 and $1,959 for the nine months ended September 29, 2018.